(n)(i)

AMENDED SCHEDULE A

to the

SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING BALANCED PORTFOLIO, INC.

	A	Classes of Shares		S2
		I	S

ING Balanced Portfolio	N/A	✓	✓	N/A

Date Last Amended: June 3, 2010